Exhibit 5.2

Simpson Thacher & Bartlett LLP

A LIMITED LIABILITY PARTNERSHIP

CITYPOINT

ONE ROPEMAKER STREET

LONDON EC2Y 9HU

TELEPHONE: +44 (0)20 7275 6500

FACSIMILE: +44 (0)20 7275 6502

Direct Dial Number ++44 (0)20 7275 6500	E-mail Address

Gates Industrial Corporation plc

6 August 2019

Dear Sirs

Gates Industrial Corporation plc

Introduction

We are acting as legal advisers to Gates Industrial Corporation plc (the “Company”), a public limited company incorporated under the laws of England and Wales, as to matters of English law, in connection with the preparation and filing of a registration statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). No other person is our client for any purpose in relation to this opinion letter.

The Registration Statement has been filed in connection with the registration for issuance, offering, sale and delivery from time to time of (i) ordinary shares in the capital of the Company with a nominal value of $0.01 per share (“Ordinary Shares”), (ii) preference shares in the capital of the Company with a nominal value to be determined by the directors of the Company on or before the time of their allotment and issuance (“Preference Shares”), in each case in accordance with the articles of association of the Company and English law as then in force, and (iii) Ordinary Shares or Preference Shares to be issued by the Company and held by a depositary pursuant to a depositary agreement (“Depositary Shares”) (the Ordinary Shares, the Preference Shares and the Depositary Shares (including any such Ordinary Shares, Preference Shares and Depositary Shares issued by the Company pursuant to Rule 462(b) as prescribed by the Commission pursuant to the Securities Act), together, the “Shares”), amongst other securities.

Headings used in this opinion letter are for ease of reference only and shall not affect its interpretation.

1.	Documents Examined and Searches

(a)

For the purpose of issuing this opinion letter, we have examined such matters of fact and questions of law as we have considered appropriate. We have reviewed electronic scanned copies of the following documents:

(i)	the Registration Statement;

(ii)	the articles of association of the Company in force as at the date hereof (the “Current Articles of Association”);

(iii)

the form of articles of association of the Company to be adopted, subject to shareholder approval, by the Company shortly after the general meeting of the Company scheduled to be held on 7 October 2019 (or any adjournment thereof) (the “New Articles of Association”);

(iv)

the written resolutions of the board of directors of the Company (each a “Director” and, collectively, the “Directors”) dated 23 July 2019 at which the Directors approved, amongst other things, the preparation and filing of the Registration Statement (the “Board Resolutions”); and

(v)	the certificate of incorporation of the Company obtained from the Registrar of Companies dated 25 September 2017.

(b)	We have also:

(i)	carried out a company search in respect of the Company at 10.23 a.m. (London time) on 6 August 2019 at the Companies Registry (the “Company Search”); and

(ii)

made a telephone enquiry at 10.23 a.m. (London time) on 6 August 2019 of the Central Registry of Winding Up Petitions at the High Court in London in respect of the Company (the “Winding Up Enquiry” and, together with the Company Search, the “Searches”).

The Company Search revealed no order or resolution for the administration or winding-up of the Company and no notice of appointment in respect of the Company of a liquidator, receiver, administrative receiver or administrator. The Winding Up Enquiry revealed no petition for the winding-up of the Company.

2.	Applicable Law

This opinion letter relates only to English law in force and as applied by the courts of England and Wales at the date of this opinion letter except its conflict of laws rules. We assume no obligation to you to update this opinion letter in any respect or to notify you of any future changes in law which may affect the content of this opinion letter.

We have not investigated, and express no opinion concerning, the laws of any jurisdiction other than England and Wales. In particular, we express no opinion on European Union law as it affects a jurisdiction other than England.

3.	Assumptions

The opinions in this letter have been given on the basis of the following assumptions:

(a)

the genuineness of all signatures, stamps and seals on all documents, the authenticity and completeness of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies;

(b)	all statements of fact in any documents furnished to us are, and remain, true and correct;

(c)	that, where a document has been examined by us in draft or specimen form, it will be or has been duly executed in the form of that draft or specimen;

(d)	that the filing of the Registration Statement with the Commission has been authorised by all necessary actions under all applicable laws other than English law;

(e)

that the New Articles of Association will be adopted and filed with the Registrar of Companies and remain in full force and effect, and (subject to paragraph 3(f)(i) below) no alteration has been made or will be made to the New Articles of Association, in each case prior to any date on which Shares are allotted or issued (each such date being an “Allotment Date”);

(f)

that to the extent required to ensure that any Shares are validly allotted and issued in accordance with the New Articles of Association, the Companies Act 2006 (as amended) (the “Companies Act”) and all other applicable laws:

(i)	any necessary changes have been made to the New Articles of Association;

(ii)

the consents or sanctions of each relevant class of shares have been provided in accordance with the New Articles of Association and the Companies Act and such consents and/or sanctions remaining in full force and effect at each Allotment Date; and

(iii)	any other necessary shareholder resolutions have been duly passed and such resolutions remaining in full force and effect on each Allotment Date;

(g)

that all documents, forms and notices which should have been delivered to Companies House in respect of the Company have been so delivered, that the results of the Searches are complete and accurate, that the position has not changed since the times at which the Searches were made and that the results of the Searches will remain complete and accurate as at each Allotment Date;

(h)

that the resolutions of the board of directors of the Company contained in the Board Resolutions provided to us in connection with the giving of this opinion and the resolutions of the board of the directors referred to in paragraph 4(c) of this opinion were and/or will be duly passed at a meeting of the board of directors that was and/or will be duly constituted, convened and conducted and all constitutional, statutory and other formalities were and/or will be duly observed (including, if applicable, those relating to the declaration of directors’ interests or the power of interested directors to vote), a quorum was and/or will be present throughout, the requisite majority of directors voted and/or will vote in favour of approving the resolutions and the resolutions passed thereat were and/or will be duly adopted, have not been and/or will not be revoked or varied and remain in full force and effect and will remain so as at each Allotment Date;

(i)

that the general meeting of the Company scheduled to be held on 7 October 2019 will be validly constituted, convened and conducted in accordance with the Current Articles of Association, that all constitutional, statutory and other formalities will be observed in connection with the passing of the resolutions at such meeting and no such resolution will be revoked or varied prior to each Allotment Date and will remain in full force and effect at each Allotment Date;

(j)

that as at each Allotment Date, the authorities granted under Articles 5.1 and 5.2 of the New Articles of Association, as applicable, will remain unutilised to the extent necessary to permit such allotment and issue of Shares, or if at any Allotment Date, such authorities have expired, the Company in general meeting duly and validly has resolved (i) as an ordinary resolution to authorise the board of directors of the Company pursuant to section 551 of the Companies Act to allot such Shares, and (ii) as may be required, as a special resolution to empower the directors of the Company pursuant to section 570 or section 571 (as applicable) of the Companies Act to allot such Shares, free of the restrictions in section 561 of the Companies Act, and such resolutions and authorities remain in full force and effect and have not expired, been rescinded or amended;

(k)

that any subsequent general meeting referred to in paragraph 3(i) above will be validly constituted, convened and conducted in accordance with the New Articles of Association, that all constitutional, statutory and other formalities will be observed at the general meeting in connection with the passing of the resolutions and no such resolution will have been revoked or varied prior to each Allotment Date and will remain in full force and effect at each Allotment Date;

(l)	that the Shares will have a nominal value denominated in US Dollars;

(m)

that at the time of each allotment and issue of any Shares, the Company shall have received “cash consideration” (as such term is defined in section 583(3) of the Companies Act) in full, equal to the subscription price payable for such Shares and shall have entered the holder or holders thereof in the register of members of the Company showing that all such Shares shall have been fully paid up as to their nominal value and any premium thereon as at each Allotment Date;

(n)

that immediately prior to allotment, the directors of the Company had or shall have sufficient authority and powers conferred upon them to allot and issue such Shares under section 551 of the Companies Act and under section 570 or section 571 (as applicable) of the Companies Act as if section 561 of the Companies Act did not apply to such allotment and issue, and the directors of the Company shall not allot or issue (or purport to allot or issue) Shares in excess of such powers or in breach of any other limitation on their power to allot and issue Shares;

(o)	that no Shares shall be allotted or issued, or are or shall be committed to be allotted or issued, at a discount to their nominal value;

(p)

that any allotment and issue of Shares will be duly made in accordance with each of the New Articles of Association (as may be amended), the Companies Act and the applicable law, rules and regulations in force at the time of such allotment and issue, including without limitation, the rules of any stock exchange on which the Company’s securities may be traded;

(q)

that there is, at each Allotment Date, no matter affecting the authority of the directors to allot and issue the Shares which would have any adverse implications in relation to the opinion given above;

(r)

that no Shares or rights to subscribe for Shares have been or shall be offered to the public in the United Kingdom in breach of the Financial Services and Markets Act 2000 (“FSMA”) or of any other laws or regulations concerning offers of securities to the public, and no communication has been or shall be made in relation to the Shares in breach of section 21 of FSMA or any other laws or regulations relating to offers or invitations to subscribe for, or to acquire rights to subscribe for or otherwise acquire, shares or other securities;

(s)	that in allotting and issuing Shares, the Company is not carrying on a regulated activity for the purposes of section 19 of FSMA;

(t)

that the Company has complied and will comply with all applicable anti-terrorism, anti-money laundering, sanctions and human rights laws and regulations and that each allotment and issue of Shares will be consistent with all such laws and regulations;

(u)

that the Shares will be allotted and issued in good faith and on bona fide commercial terms and on arms’ length terms and for the purpose of carrying on the business of the Company and that there will be reasonable grounds for believing that the allotment and issue of the Shares will promote the success of the Company for the benefit of its members as a whole;

(v)

that there has not and shall not be any bad faith, breach of duty, breach of trust, fraud, coercion, duress or undue influence on the part of any of the directors of the Company in relation to any allotment and issue of Shares; and

(w)

that the Company has not taken any corporate or other action nor have any steps been taken or legal proceedings been started against the Company for the liquidation, winding up, dissolution, reorganisation or bankruptcy of, or for the appointment of a liquidator, receiver, trustee, administrator, administrative receiver or similar officer of, the Company or all or any of its assets (or any analogous proceedings in any jurisdiction) and the Company is not unable to pay its debts as they fall due within the meaning of section 123 of the Insolvency Act 1986 and will not become unable to pay its debts within the meaning of that section as a result of any of the transactions contemplated herein, is not insolvent and has not been dissolved or declared bankrupt (although the Searches gave no indication that any winding-up, dissolution or administration order or appointment of a receiver, administrator, administrative receiver or similar officer has been made with respect to the Company), and such actions and steps will not have been taken as at any Allotment Date.

4.	Opinion

Based on and subject to the foregoing, and to the qualifications and limitations set out in paragraph 5 (Qualifications and Limitations) and to any matters not disclosed to us, and subject further to the following:

(a)	the Registration Statement, as amended and supplemented, having become effective under the Securities Act and continuing to be so effective;

(b)

the directors of the Company at the time of any allotment and issue of Shares being duly authorised pursuant to the articles of association of the Company in force at the time of such allotment and issue, the Companies Act and any relevant authority given by the members of the Company to allot such Shares and any rights of pre-emption under such articles of association or the Companies Act in respect of such allotment having been validly disapplied;

(c)	the directors of the Company having validly resolved to allot the Shares;

(d)

the receipt in full of the subscription price of each Share in the form of “cash consideration” (as defined in section 583(3) of the Companies Act) and in an amount not being less than the nominal value of that Share; and

(e)	valid entries having been made in relation to the allotment and issue of the Shares in the books and registers of the Company (including the register of members and register of allotments),

it is our opinion that the Shares, if and when issued, registered in the name of the recipient in the register of members of the Company and delivered in accordance with the terms of the Registration Statement and as described therein, will be duly and validly authorised and issued, fully paid or credited as fully paid (subject to the receipt of valid consideration by the Company for the issue thereof) and will not be subject to any call for payment of further capital.

5.	Qualifications and Limitations

This opinion letter is qualified and limited by and subject to the following:

(a)	Searches

(i)	The Company Search referred to above is not conclusively capable of revealing whether or not:

A.	a winding up order has been made or a resolution passed for the winding up of a company; or

B.	an administration order has been made; or

C.	a receiver, administrative receiver, administrator or liquidator has been appointed; or

D.	a mortgage or charge has been created by a company,

as notice of these matters may not be filed with the Registrar of Companies immediately (and as there is a lapse of time between filing of a matter with the Registrar of Companies and particulars of the matter being available for retrieval through the Companies House search function, searches may not always reveal filed matters), nor is it capable of revealing, before the making of the relevant order, whether or not a winding up petition or a petition for an administration order has been presented.

(ii)

The Winding up Enquiry referred to above relates only to a compulsory winding up, and not a voluntary winding up, and is not conclusively capable of revealing whether or not a winding up petition in respect of a compulsory winding up has been presented since details of the petition may not have been entered on the records of the Central Registry of Winding up Petitions immediately or, in the case of a petition presented to a County Court, may not have been notified to the Central Registry and entered on such records at all, and the response to an enquiry only relates to the period six months prior to the date when the enquiry was made.

(b)	Insolvency

Any limitations arising from a reconstruction, arrangement or compromise, a scheme within the meaning of Part VII of FSMA, bankruptcy, insolvency, liquidation, administration, moratorium, reorganisation or similar laws affecting the rights of creditors generally (including rights to challenge or seek recovery of sums paid by a company to its members).

(c)	Tax

We express no opinion on any matters concerning or relating to tax in connection with the issue of the Shares or any payment made in connection therewith. Without limiting the foregoing we express no opinion as to any liability to tax or to any stamp duty or similar tax or charge which may arise or be incurred in connection with the issue of the Shares.

(d)	Other

(i)

We express no opinion as to compliance or otherwise with any regulatory, securities, insider dealing or similar law including, without limitation, FSMA, the Financial Services Act 2012 or the EU Market Abuse Regulation No. 596/2014 (and any related regulations or legislation).

(ii)

We express no opinion as to the accuracy or completeness of the information or the reasonableness of any statements of opinion in the Registration Statement or as to whether the Registration Statement (or any part of it) contained or contains all the information required to be contained in it or whether the persons responsible for the Registration Statement have discharged their obligations thereunder or whether the Registration Statement complies with applicable requirements.

6.	Consent

We consent to your filing this opinion letter as an exhibit to the Registration Statement and to the use of our name therein and in the prospectus included in the Registration Statement under the caption “Legal Matters”. We further consent to the incorporation by reference of this opinion letter and consent into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to the Shares. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Simpson Thacher & Bartlett LLP

Simpson Thacher & Bartlett LLP